Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Voyager Oil & Gas Inc., that, to his knowledge, the Quarterly Report of Voyager Oil & Gas, Inc. on Form 10-Q for the period ended June 30, 2012, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Voyager Oil & Gas, Inc. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Voyager Oil & Gas, Inc. and will be retained by Voyager Oil & Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 6, 2012	/s/ Michael Krzus
Michael Krzus
Chief Executive Officer

Date: August 6, 2012	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer